Exhibit 32.2

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sunair Electronics, Inc. (the “Company”) on Form 10-KSB for the fiscal year ending September 30, 2004 as filed with the Securities and Exchange Commission on January 13, 2005 (the “Report”), I, James E. Laurent, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Synnott B. Durham

Synnott B. Durham
Chief Financial Officer
January 13, 2004